EXHIBIT 10.75

                              IBIZ TECHNOLOGY CORP.
                           2238 WEST LONE CACTUS DRIVE
                             PHOENIX, ARIZONA 85027


                                 April 29, 2003


AJW Partners, LLC
AJW Offshore, Ltd.
AJW Qualified Partners, LLC
1044 Northern Boulevard
Suite 302
Roslyn, New York 11576


              Re:     IBIZ TECHNOLOGY CORP. ("COMPANY") -
                      AMENDMENT OF DEBENTURES
                      -----------------------

Ladies and Gentlemen:

         This letter sets forth the agreement of the parties hereto to amend the calculation of the conversion price of certain debentures which are convertible into shares of the Company's common stock, par value $.001 per share (the "Common Stock"), originally issued by the Company to the investors listed in the signature pages hereto (collectively, the "Investors") on January 31, 2003 and March 20, 2003 (collectively, the "Debentures").

         By execution hereof, for good and valuable consideration the receipt and sufficiency of is hereby acknowledged, the parties hereto agree that:

         1. The definition of "Trading Price" in Section 1.2 of the Debentures shall hereby be amended as follows:

                  "TRADING PRICE" means, for any security as of any date, the intraday trading price on the "pink sheets" or the Over-the-Counter Bulletin Board (the "OTCBB") as reported by a reliable reporting service mutually acceptable to and hereafter designated by Holders of a majority in interest of the Debentures and the Borrower or, if the "pink sheets" or the OTCBB is not the principal trading market for such security, the intraday trading price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no intraday trading price of such security is available in any of the foregoing manners, the average of the intraday trading prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as reasonably determined in good faith by (a) the Board of Directors of the Company or, at the option of a majority-in-interest of the Debentures by (b) an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Company.

2. All other provisions of the Debentures shall remain in full force and effect.

         The parties shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties hereto may reasonably request in order to carry out the intent and accomplish the purposes of this letter agreement, including without limitation the issuance of amended Debentures.











                            [Signature Page Follows]

         Please signify your agreement with the foregoing by signing a copy of this letter where indicated and returning it to the undersigned.


                                           Sincerely,

                                           IBIZ TECHNOLOGY CORP.


                                           /s/ Kenneth W. Schilling
                                           -------------------------------------
                                           Kenneth W. Schilling
                                           President and Chief Executive Officer
ACCEPTED AND AGREED:

AJW PARTNERS, LLC
By:  SMS GROUP, LLC


/s/ Corey S. Ribotsky
------------------------------------
Corey S. Ribotsky, Manager


AJW OFFSHORE, LTD.
By: FIRST STREET MANAGER II, LLC


/s/ Corey S. Ribotsky
------------------------------------
Corey S. Ribotsky, Manager


AJW QUALIFIED PARTNERS, LLC
By: AJW MANAGER, LLC


/s/ Corey S. Ribotsky
------------------------------------
Corey S. Ribotsky, Manager